Exhibit 10.1

SETTLEMENT AGREEMENT AND

GENERAL MUTUAL RELEASE

This Settlement Agreement and General Mutual Release (the “Agreement”) is made and entered into as of June 9, 2011, by and between Endeavor Power Corp. (the “Company”) and Alfonso Knoll (“Mr. Knoll”). The Company and Mr. Knoll are sometimes referred to herein as “Party” or “Parties.” This Agreement is made in consideration of the following facts and recitals:

RECITALS

A.

Whereas, on November 8, 2010, the Company entered into that certain Employment Agreement (the “Employment Agreement”) with Mr. Knoll, pursuant to which Mr. Knoll was to serve as the Company’s Chief Executive Officer for one year, and in exchange, Mr. Knoll was to receive an annual salary of $200,000 and an issuance of restricted shares of the Company’s common stock subject to various milestones and performance criteria as further set forth in the Employment Agreement;

B.

Whereas, Mr. Knoll and the Company have mutually agreed to terminate the Employment Agreement (the “Termination”) and the Company has accepted Mr. Knoll’s resignation of his position as Chief Executive Officer of the Company in conjunction with the Termination;

C.

Whereas, as a result of negotiations between the Company and Mr. Knoll, the Parties have reached a resolution they feel to be fair and equitable, and by this Agreement they wish to compromise, resolve, waive and release any and all claims, known or unknown, which exist or may exist between them today;

D.

Whereas, each party, without admitting any liability whatsoever, enters into this Agreement to settle all disputes, claims and actions between the Parties, as well as to any and all events or relationships between the Parties, including without limitation those relating to the business of and the operations of the Company;

E.

Whereas, the foregoing recitals express the true intentions of the Parties hereto and are hereby incorporated into the Agreement by this reference.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, the Parties covenant and agree as follows:

A.

Recitals.

The foregoing recitals are true and correct and incorporated by reference herein.

B.

Consideration.

As full consideration for this Agreement hereunder:

1.

Mr. Knoll shall immediately cease all services to the Company; and,

2.

Mr. Knoll shall immediately send any and all shares of the Company’s common stock he has received to the Company for return to authorized but unissued status.

3.

Mr. Knoll shall be permitted to seek employment in any industry and shall not be limited in any way by the terms of the Employment Agreement.

C.

Breach; Action for Damages.  Either Party may seek damages against the other resulting from a breach of this Agreement.

D.

No Waiver.  The waiver by any party of the performance of any covenant, condition, promise or breach shall not invalidate this Agreement, nor shall it waive that Party’s or any other Party’s right to future performance of such covenant, condition or promise.  The failure to pursue or the delay in pursuing any remedy or in insisting upon full performance any covenant, condition or promise shall not prevent a Party from later pursuing remedies or insisting upon full performance for the same or similar defaults, breaches or failures.

E.

Notices.  All notices, approvals, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall either be delivered in writing personally or sent by overnight mail delivery or sent by certified first class mail, postage prepaid, deposited in the United States mail, and properly addressed to the Party at its address set forth on the signature page hereto, or at any other address that such Party may designate by written notice to the other Parties.  Notice shall be effective immediately upon personal delivery, after five (5) calendar days if made by regular mail or after two (2) business days if given by overnight mail or by facsimile.

F.

Mutual Release.  Mr. Knoll, on the one hand, and the Company, on the other hand, for themselves and their respective predecessors, successors, affiliates, officers, directors, principals, partners, employees, executors, beneficiaries, representatives, agents, assigns, attorneys, and all others claiming by or through them hereby release and forever discharge each other and their respective predecessors, successors, affiliated entities, subsidiaries, parent companies, affiliates, officers, directors, principals, partners, employees, executors, beneficiaries, representatives, agents, assigns, and attorneys from any and all actions, causes of action, suits, proceedings, debts, contracts, controversies, agreements, promises, damages, claims and demands of any kind, nature or description, known or unknown, of any kind whatsoever, whether based upon a tort, contract or other theory of recovery, and whether for compensatory damages, punitive damages or other relief in law, equity or otherwise, that any of the Parties has ever had, now has, or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement, including without limitation all claims arising out of or relating to the Employment Agreement.

G.

Release of Unknown Claims. The Parties acknowledge and agree that this release applies to all claims for any injuries, damages, losses or claims, whether known or unknown, foreseen or unforeseen, patent or latent, that the Parties hereto now have or may acquire, and each Party hereto hereby waives application of California Civil Code Section 1542, and any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542.

1.

Each Party hereto certifies that such party is aware of the provisions of California Civil Code Section 1542 which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

2.

The Parties understand and acknowledge the significance and consequences of the waiver of California Civil Code Section 1542; and that this release and waiver of California Civil Code 1542 is a significant material part of the consideration of entering into this Agreement.  The Parties expressly acknowledge that this Agreement is intended to include a release, without limitation, of all claims, and acknowledges that the execution of this Agreement is entered into for the purpose of extinguishing any such claim or claims.

3.

The Parties further understand and acknowledge that if any Party hereto, or such Party’s respective officers, directors, employees, shareholders, attorneys, assigns, agents, representatives, predecessors and successors in interest, eventually discover additional damages or claims arising out of the facts and claims released herein, that Party will not be able to make any claim for any such losses or damages.  Furthermore, the Parties acknowledge that they intend these consequences even as to claims for losses or damages that may exist as of the date of this Agreement but which the Parties hereto do not presently know to exist, and which if known, would have materially affected the Party’s decision to execute this Agreement.

4.

The Parties understand and agree the word “claims” to include all actions, claims, and grievances, whether actual or potential, known or unknown, and specifically but not exclusively all claims arising and relating directly or indirectly out of any of the facts, acts, omissions, events, damages and/or injuries arising from or relating in any way to any litigation which is pending between the Parties, that have arisen, or may arise in the future, or from or relating directly or indirectly from any and all events or relationships between the Parties. All such claims (including related fines, penalties, interest, attorneys’ fees and costs, rights of injunctive relief) are forever barred by this Agreement and without regard to whether those claims are based on any alleged breach of a duty arising in a statute, contract, or tort; any alleged unlawful act, including, without limitation, fraud and deceit, negligent misrepresentation, conversion of labor, breach of partnership, intentional interference with business contract, breach of contract; or any other claim or cause of action; and regardless of the forum in which it might be brought.

H.

Representation of Comprehension of Document, Undertakings and Representations and Warranties.

1.

In entering into this Agreement, the Parties hereto represent that they have read the contents of this Agreement, that the terms of this Agreement have been explained to them by their attorney, that those terms are fully understood and voluntarily accepted by them, that they have relied upon the legal advice of their respective attorney, who is an attorney of their own choosing, and that hereafter no such Party shall deny the validity of this Agreement on the ground that he, she or it did not have adequate advice of counsel.

2.

Each Party to this Agreement has made such investigation of the facts pertaining to this Agreement and of all the matters pertaining thereto as it deems necessary.  In entering into this Agreement provided for herein, each Party assumes the risk of any misrepresentation, concealment, or mistake. If any Party should subsequently discover that any fact relied upon by it in entering into this Agreement was untrue, or that any fact was concealed from it, or that its understanding of the facts or of the law was incorrect, such Party shall not be entitled to any relief in connection therewith, including, without limitation on the generality of the foregoing, any alleged right or claim to set aside or rescind this Agreement.  This Agreement is intended to be and is final and binding between the Parties hereto, regardless of any claims of misrepresentation, promise made without the intention of performing, concealment of fact, mistake of fact or law, or of any other circumstance whatsoever.

3.

Each Party is aware that it may hereafter discover claims or facts in addition to or different from those it now knows or believes to be true with respect to the matters related herein.  Nevertheless, it is the intention of the Parties to fully, finally, and forever settle and release all such matters and claims relative thereto, which do now exist, may exist, or heretofore have existed between them. In furtherance of such intention, the releases given herein shall be and remain in effect as full and complete releases of all such matters, notwithstanding the discovery or existence of any additional or different claims or facts relative thereto.

I.

Disclaimer of Liability.  It is understood and agreed that this Agreement is a compromise of disputed claims by and between the Company and Mr. Knoll, and that neither the release specified herein nor the negotiation of this Agreement shall be considered as admissions of any liability whatsoever.

J.

Entire Agreement; No Oral Modification. This Agreement constitutes the complete and entire written agreement of compromise, settlement and release between the Parties and constitutes the complete expression of the terms of the settlement. All prior and contemporaneous agreements, representations, and negotiations are superseded and merged herein. The terms of this Agreement can only be amended or modified by a writing, signed by duly authorized representatives of all Parties hereto, expressly stating that such modification or amendment is intended.

K.

Restrictions on Non-Disclosure. As further set forth in Section 7 of the Employment Agreement, Mr. Knoll and the Company have previously agreed to the following restrictions, which shall be enforced in furtherance of this Agreement:

1.

Mr. Knoll agrees and acknowledges that, during the term of his employment, he has had access to and has become acquainted with various trade secrets, including but not limited to devices, secret inventions, the content of unpublished patent applications, supplier and vendor lists, customer lists, customer requirements and compilations of information, records and specifications, which are owned by the Company and which are regularly used in the operation of the Company’s business.  Mr. Knoll has not disclosed, and shall not disclose, any of the Company’s information, directly or indirectly, nor will he use them in any way, at any time hereafter. All files records,  documents, drawings,  specifications, equipment, and similar items relating to the Company’s business or operations, whether prepared by Mr. Knoll or otherwise, which came into his possession during the term of his employment with the Company, are and shall remain the exclusive property of the Company.

2.

Mr. Knoll recognizes and acknowledges that the services rendered by him were of a special and unique character and that the restrictions on Mr. Knoll’s activities contained in this Agreement are required for the Company’s reasonable protection.  Mr. Knoll agrees that in the event of his breach of any part of Paragraph K of this Agreement, the Company will be entitled, if it so elects, to institute and prosecute proceedings at law or in equity to obtain damages with respect to such breach or to enforce the specific performance of this Agreement by Mr. Knoll or to enjoin Mr. Knoll from engaging in any activity in violation hereof. In the event the Company institutes proceedings at law for its protection, Company shall be entitled to receive from Mr. Knoll, and Mr. Knoll agrees to pay, all legal costs and fees associated with such legal action.

L.

Confidentiality of Entire Agreement.

1.

The Parties and their attorneys, and each of their agents or persons acting for them, are prohibited from disclosing the nature and substance of the claims involved, settlement terms and conditions, and the history, background, negotiations, terms and conditions of all settlements with any individual other than their attorneys of record and/or advisers for income tax or other legal purposes.  The Parties may make such disclosures to their attorneys or to any other person or entity such as accountants, auditors or insurers, shareholders, or any other similar entity or individual to whom such disclosure is required in the ordinary course of the business, or to any potential financing source, acquirer, investor or partner of the Company, or to anyone to whom disclosure is required by subpoena or other legal process or operation of law.

2.

The Parties and their attorneys, and each of their agents or persons acting for them, may not make any statements, either directly or indirectly, by implication or innuendo, to the press or media, concerning the fact or amount of settlement, the nature and substance of the claims resolved herein or describe or characterize the settlement in any way.  The Parties and their attorneys, and each of their agents or persons acting for them, may not use their involvement in this settlement as the basis for speeches, interviews, seminars, articles, books or promotional materials of any kind.  Any inquiry made of the Parties and their attorneys, and each of their agents or persons acting for them, into the subject matter of these settlement terms, by anyone, including the press or media, will be met by a statement that the disagreements were disposed of to the mutual satisfaction of the Parties and that they have no further comment.

M.

Authority to Execute.  Each Party executing this Agreement represents that it is authorized to execute this Agreement. Each person executing this Agreement on behalf of an entity, other than an individual executing this Agreement on his or her own behalf, represents that he or she is authorized to execute this Agreement on behalf of said entity.

N.

Warranty Against Assignment.  The Parties represent and warrant to each other that they have not and will not encumber, assign or transfer or purport to encumber, assign or transfer, in whole or in part, to any person, firm or corporation whatsoever, any claim, debt, liability, demand, obligation, cost, expense, damage, action or cause of action herein released or settled.

O.

Construction of Agreement.  The Parties and their counsel have reviewed and negotiated this Agreement, and the normal rule of construction to the effect that any ambiguities in an agreement are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

P.

Voluntary Agreement.  The Parties have read this Agreement, have had the benefit of counsel and freely and voluntarily enter into this Agreement.

Q.

Counterparts.  This Agreement may be executed in counterparts and, if so executed, each counterpart shall have the full force and effect of an original. Further, a telecopied signature page by any signatory shall constitute an original for all purposes.

R.

Further Assurances.  Each of the Parties to this Agreement agrees to perform such further acts and to execute and deliver any and all further documents that may reasonably be necessary or desirable to effectuate the purpose of this Agreement.

S.

Governing Law.  This Agreement is being executed and delivered, and is intended to be performed, in the State of California, and to the extent permitted by law, the execution, validity, construction, and performance of this Agreement shall be construed and enforced in accordance with the laws of the State of California without giving effect to conflict of law principles.  This Agreement shall be deemed made and entered into in San Diego County, State of California, United States of America; however, it is intended to resolve all claims, known or unknown, between the Company and Mr. Knoll in any jurisdiction.

IN WITNESS WHEREOF, the Parties have entered into this Agreement made and effective as of the date first hereinabove written.

Dated:  June 9, 2011

Endeavor Power Corp.

By:  /s/ Keith Kress

Name:  Keith Kress

Title:  Director

Address:  317 E. Penn Avenue, Robesonia, PA 19551

Alfonso Knoll

By:  /s/ Alfonso Knoll

Name:

Alfonso Knoll

Address:  124 Herzinger Rd., PA

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